Exhibit 77Q1 (a) - Amendment to the Declaration of Trust of the Registrant, dated November 16, 2006, filed via EDGAR herewith.


Exhibit 77Q1(e)(1) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Goodwin Capital Advisers, Inc. on behalf of Phoenix Income & Growth Fund (a series of Phoenix Investment Series Fund) dated April 1, 2007and filed via EDGAR herewith.


Exhibit 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Duff & Phelps Investment Management Co., on behalf of Phoenix Global Utilities Fund (a series of Phoenix Investment Series Fund) dated August 31, 2006 as filed with Post Effective Amendment #29 (File no 811-4725) on August 30, 2006 and incorporated herein by reference.